SUBSCRIPTION AGREEMENT

1. Subscription. Subject to the terms and conditions hereof the undersigned, intending to be legally bound, irrevocably subscribes for and agrees to purchase that number of shares of common stock ("Shares") of Power Save International, Inc., a Nevada corporation (the "Company"), set forth on the signature page hereof, for the price stated thereon. This subscription is made in connection with an offering by the Company of up to 1,000,000 shares of its common stock under a Regulation SB-2 qualification to the Securities Act of 1933, as amended. This Offering will continue until the Company has sold a maximum of 1,000,000 shares totaling $5,000,000 or the termination date of May 1, 2001, whichever occurs first. If the minimum is not achieved by the termination date, subscriber's funds will be promptly returned with interest and without deduction. 2. Representations and Warranties of Investor. The undersigned represents and warrants to the Company that:

2.1 WARNING: (I) the Shares have not been registered under the Securities Act of 1933 and are being offered in reliance on an exemption from registration pursuant to Regulation SB-2 thereunder; (II) there is presently no public market for the Shares, nor is any such market expected to develop after the Offering; and (III) the undersigned may not be able to liquidate his or her investment in the event of an emergency. 2.2 The Shares are being purchased for the undersigned's own account, without the intention of reselling or redistributing the same; and the undersigned has made no agreement with others to subdivide, sell, assign, transfer, pledge or otherwise dispose of the Shares.

2.3 WARNING: no federal or state agency has made any findings or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Shares.

3. Irrevocability. The undersigned hereby acknowledges and agrees that, except as otherwise provided by the laws of the State of Nevada, this subscription is irrevocable and the undersigned is not entitled to cancel or withdraw it.

4. Joint and Several Undertaking; Entities. If more than one person is signing this Agreement, each representation, warranty and undertaking herein shall be the joint and several representation, warranty and undertaking of each such person. If the undersigned is a partnership, corporation, trust or other entity, the undersigned further represents and warrants that (I) the individual executing this Agreement has full power and authority to execute and deliver this Agreement on behalf of the undersigned; (II) the undersigned has full right and power to perform its obligations pursuant to the provisions hereof; and
(III) the  undersigned  was not formed  for the  specific  purpose of  acquiring
Shares.

5. Survival. Each representation and warranty contained herein and all information furnished by the undersigned to the Company is true, correct and complete in all respects as of the date hereof, and the same will be true, correct and complete as of the date on which this subscription is accepted by the Company, as if made on such date. The undersigned undertakes to notify the Company immediately of any change in the any representation, warranty, or other information set forth herein.

6. Non-assignment. This Agreement shall not be assignable by the undersigned without the prior written consent of the Company.

7. Acceptance by the Company. The Company reserves the right to accept or reject any subscription in whole or in part in its sole and absolute discretion. No subscription will be effective until accepted by the Company. If the Company decides to reject a subscription, it will do so in writing within a reasonable time after having received it.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Within 5 days of its receipt of a subscription agreement from the Underwriter, confirming that an accompanying check for the purchase price of Shares has been received and following escrow, the Company will send by first-class mail a written confirmation to notify the subscriber of the extent, if any, to which subscription has been accepted by the Company. The Company reserves the right to reject orders for the purchases of Shares in whole or in part. Not more than thirty days following the mailing of its written confirmation, and upon achieving the minimum number of total shares to be sold, a subscriber's Common Stock certificate will be mailed by first-class mail. The company shall not use the proceeds paid by an investor until such time as the minimum number of shares has been sold nor until the Common Stock certificate evidencing such investment has been mailed.

         Funds will be deposited to an escrow account established in the Company's name at The Business Bank, 8399 Leesburg Pike, Vienna, VA 22101.

Power Save International, Inc.

Subscription Agreement

Signature Page

The undersigned, by executing this Signature Page, agrees to all of the terms, conditions, warranties and representations in the accompanying Subscription Agreement, and subscribes for the number of shares of the Company's Common Stock set forth below at a price of $5.00 per share.

         Number of Shares Subscribed for: _________________________ Total Purchase Price: $_________________________

A check in the full amount of the purchase price, payable to "Power Save International, Inc. Escrow Account" accompanies this executed Subscription Agreement.

Form of Ownership:

         __ Individual                         __ Partnership
         __ Joint Tenants With Rights of       __ Trust
              survivorship (both sign)         __ Limited Liability Company, LLC
         __Tenants in Common (all sign)        __ Corporation

INDIVIDUALS

-----------------------------   ------------------------------  ----------
Signature of Subscriber              Print Name                  Date


Mailing Address

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Telephone Number                    Social Security Number

-----------------------------  ------------------------------  -----------
Signature of Subscriber             Print Name                 Date


Mailing Address

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Telephone Number                    Social Security Number

CORPORATIONS, TRUSTS, PARTNERSHIPS, LLCs



Name of Corporation, Trust, Partnership or LLC

By:  _________________________________  __________________________________
   Signature of Authorized Representative     Print Name

       ---------------------------------  ----------------------------------
       Capacity of Authorized Representative      Date

Mailing Address

*************************
Accepted as to ______________ Shares on ________________ , 199 _.

Power Save International, Inc.

By:  _________________________________
       Its: ______________________________

Please make your check payable to: Power Save International, Inc. Escrow
Account.

Mail to: 10101 Grosvenor Place #2016
                  Rockville, MD 20852-4681

Are you an officer or director of a publicly held company? ______

Are you over 21 years of age? ______

Name and address of employer _____________________________________________

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Occupation _______________________

Individual income over or under $200,000 ($300,000 with spouse)? ________

Net Worth over or under $645,000? ___________

Investment objective: conservative _____ speculative ______ income _____

Approved by Three Arrows Capital Corp.  RR ____, SP ______